EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			16-008

Date: April 19, 2016	Contact:	Erik Staffeldt
Vice President - Finance & Accounting

Helix Reports First Quarter 2016 Results

HOUSTON, TX - Helix Energy Solutions Group, Inc. (NYSE: HLX) reported Adjusted EBITDA1 of $1.0 million for the first quarter of 2016 compared to $34.2 million for the fourth quarter of 2015 and $51.4 million for the first quarter of 2015.

Helix reported a net loss of $27.8 million, or $(0.26) per diluted share, for the first quarter of 2016 compared to net income of $19.6 million, or $0.19 per diluted share, for the same period in 2015 and a net loss of $403.92 million, or $(3.83) per diluted share, for the fourth quarter of 2015.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “We expected the first quarter to be the low quarter in 2016 due to continuing weak industry conditions combined with typical seasonal factors. Going forward, we expect to see improved financial performance for the remaining quarters due to the commencement of the Q5000 contract and the normal seasonal pick up in well intervention activity in the North Sea.”

1 EBITDA is a non-GAAP measure. See reconciliation below.
2 Fourth quarter 2015 results were impacted by $503.1 million of non-cash pre-tax charges as follows:

•	Impairment charges of $256.2 million associated with our Production Facilities assets

•	Impairment charge of $205.2 million associated with the Helix 534

•	Impairment charge of $6.3 million associated with other Well Intervention assets

•	Goodwill impairment charge of $16.4 million associated with Well Intervention business in the U.K.

•	Unrealized losses of $19.0 million associated with ineffectiveness of our foreign currency derivative contracts
The above items resulted in an after-tax impact of $398.5 million, or $(3.77) per diluted share.

* * * * *

Summary of Results

($ in thousands, except per share amounts, unaudited)

	Three Months Ended
	3/31/2016	3/31/2015	12/31/2015

Revenues	$91,039	$189,641	$157,683

Gross Profit (Loss):
Operating	$(16,930)	$34,947	$20,112
	-19%	18%	13%
Asset Impairments	—	—	(345,010)
Total	$(16,930)	$34,947	$(324,898)

Goodwill Impairment	$—	$—	$(16,399)

Non-cash Losses on Equity Investments	$—	$—	$(122,765)

Net Income (Loss)	$(27,823)	$19,642	$(403,867)

Diluted Earnings (Loss) Per Share	$(0.26)	$0.19	$(3.83)

Adjusted EBITDA [1]	$1,022	$51,364	$34,186

1 EBITDA is a non-GAAP measure. See reconciliation below.

Segment Information, Operational and Financial Highlights

($ in thousands, unaudited)

	Three Months Ended
	3/31/2016	3/31/2015	12/31/2015
Revenues:
Well Intervention	$46,056	$104,051	$88,680
Robotics	31,994	80,171	62,444
Production Facilities	18,482	18,385	18,137
Intercompany Eliminations	(5,493)	(12,966)	(11,578)
Total	$91,039	$189,641	$157,683

Income (Loss) from Operations:
Well Intervention	$(16,688)	$14,794	$8,433
Robotics	(12,750)	9,457	(257)
Production Facilities	7,183	4,578	6,626
Non-cash Impairment Charges	—	—	(361,409)
Corporate / Other	(8,669)	(6,607)	(9,285)
Intercompany Eliminations	168	106	158
Total	$(30,756)	$22,328	$(355,734)

Business Segment Results

•
Well Intervention revenues decreased 48% in the first quarter of 2016 as compared to revenues in the fourth quarter of 2015. Overall Well Intervention vessel utilization in the first quarter of 2016 decreased to 23% from 47% in the fourth quarter of 2015. The Q4000 utilization was 100% in the first quarter of 2016 compared to 98% in the fourth quarter of 2015. The Q5000 was idle in the first quarter of 2016 compared to utilization of 78% in the fourth quarter of 2015 after entering service in late October. In the North Sea, the Well Enhancer utilization decreased to 13% in the first quarter from 67% in the fourth quarter. The Skandi Constructor and Seawell were idle the entire quarter and both vessels remain warm stacked. The two intervention riser systems currently in the rental market completed their contracts during the first quarter of 2016. Utilization of these systems for the quarter decreased to 60% compared to 100% in the fourth quarter of 2015.

•
Robotics revenues decreased 49% in the first quarter of 2016 compared to the fourth quarter of 2015. Chartered vessel utilization decreased to 52% in the first quarter of 2016 from 58% in the fourth quarter of 2015 and ROV asset utilization decreased to 39% in the first quarter of 2016 from 48% in the fourth quarter of 2015. The decrease in revenue and gross profit was due to lower asset utilization, driven by the seasonal slow-down in the North Sea and the generally weak industry conditions.

Other Expenses

•	Selling, general and administrative expenses were $13.8 million, 15.2% of revenue, in the first quarter of 2016 compared to $14.5 million, 9.2% of revenue, in the fourth quarter of 2015.

•
Net interest expense increased to $10.7 million in the first quarter of 2016 from $8.9 million in the fourth quarter of 2015. We recorded a $2.5 million charge to interest expense to accelerate a pro-rata portion of the deferred financing costs associated with the reduction of revolver capacity.

•
Other income was a benefit of $1.9 million in the first quarter of 2016 compared to an expense of $18.1 million in the fourth quarter of 2015. The income in the quarter was driven by the settlement and revaluations associated with our foreign currency derivative contracts. The expense in the fourth quarter of 2015 primarily reflects unrealized losses associated with ineffectiveness of our foreign currency derivative contracts.

Financial Condition and Liquidity

•
Our total liquidity at March 31, 2016 was approximately $635 million, consisting of $488 million in cash and cash equivalents and $147 million in available capacity under our revolver. Consolidated net debt at March 31, 2016 was $244 million. Consolidated gross funded debt decreased to $757 million in the first quarter of 2016 compared to $776 million in the fourth quarter of 2015. Net debt to book capitalization at March 31, 2016 was 16%. (Net debt to book capitalization is a non-GAAP measure. See reconciliation below.)

•
We incurred capital expenditures (including capitalized interest) totaling $21 million in the first quarter of 2016 compared to $42 million in the fourth quarter of 2015 and $58 million in the first quarter of 2015.

* * * * *

Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its first quarter 2016 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com). The call, scheduled for 9:00 a.m. Central Daylight Time Wednesday, April 20, 2016, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 800-763-5654 for persons in the United States and 1-212-231-2922 for international participants. The passcode is “Tripodo”. A replay of the conference will be available under “Investor Relations” by selecting the “Audio Archives” link from the same page beginning approximately two hours after the completion of the conference call.

About Helix

Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. For more information about Helix, please visit our website at www.HelixESG.com.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily EBITDA, Adjusted EBITDA, net debt and net debt to book capitalization. We define EBITDA as earnings before income taxes, net interest expense, net other income or expense, and depreciation and amortization expense. We separately disclose our non-cash asset impairment charges, which, if not material, would be reflected as a component of our depreciation and amortization expense. Because these impairment charges are material to our 2015 results of operations, we have reported them as a separate line item. Non-cash goodwill impairment and non-cash losses on equity investments are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude the gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency derivative contracts, which are excluded from EBITDA as a component of net other income or expense. Net debt is calculated as total long-term debt less cash and cash equivalents. Net debt to book capitalization is calculated by dividing net debt by the sum of net debt and shareholders’ equity. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company’s operating performance without regard to items that can vary substantially from company to company, and help investors meaningfully compare our results from period to period. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding visibility and future utilization; any projections of financial items; future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statements concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

	Three Months Ended Mar. 31,
(in thousands, except per share data)	2016	2015
	(unaudited)
Net revenues	$91,039	$189,641
Cost of sales	107,969	154,694
Gross profit (loss)	(16,930)	34,947
Selling, general and administrative expenses	(13,826)	(12,619)
Income (loss) from operations	(30,756)	22,328
Equity in earnings (losses) of investments	(123)	21
Net interest expense	(10,684)	(4,070)
Other income (expense), net	1,880	(1,156)
Other income - oil and gas	2,572	2,926
Income (loss) before income taxes	(37,111)	20,049
Income tax provision (benefit)	(9,288)	407
Net income (loss)	$(27,823)	$19,642

Earnings (loss) per share of common stock:
Basic	$(0.26)	$0.19
Diluted	$(0.26)	$0.19

Weighted average common shares outstanding:
Basic	105,908	105,290
Diluted	105,908	105,290

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Mar. 31, 2016	Dec. 31, 2015	(in thousands)	Mar. 31, 2016	Dec. 31, 2015
	(unaudited)			(unaudited)
Current Assets:			Current Liabilities:
Cash and cash equivalents (1)	$488,184	$494,192	Accounts payable	$41,369	$65,370
Accounts receivable, net	64,441	96,752	Accrued liabilities	67,265	71,641
Current deferred tax assets	53,027	53,573	Income tax payable	369	2,261
Other current assets	41,594	39,518	Current maturities of long-term debt (1)	71,786	71,640
Total Current Assets	647,246	684,035	Total Current Liabilities	180,789	210,912

Property & equipment, net	1,586,871	1,603,009	Long-term debt (1)	659,948	677,695
Equity investments	—	26,200	Deferred tax liabilities	174,064	180,974
Goodwill	45,107	45,107	Other non-current liabilities	49,845	51,415
Other assets, net	35,163	41,608	Shareholders' equity (1)	1,249,741	1,278,963
Total Assets	$2,314,387	$2,399,959	Total Liabilities & Equity	$2,314,387	$2,399,959

(1)
Net debt to book capitalization - 16% at March 31, 2016. Calculated as net debt (total long-term debt less cash and cash equivalents - $243,550) divided by the sum of net debt and shareholders' equity ($1,493,291).

Helix Energy Solutions Group, Inc.
Reconciliation of Non-GAAP Measures

Earnings Release:

Reconciliation from Net Income (Loss) to Adjusted EBITDA:

	Three Months Ended
	3/31/2016	3/31/2015	12/31/2015
	(in thousands)
Net income (loss)	$(27,823)	$19,642	$(403,867)
Adjustments:
Income tax provision (benefit)	(9,288)	407	(102,305)
Net interest expense	10,684	4,070	8,896
Other (income) expense, net	(1,880)	1,156	18,113
Depreciation and amortization	31,565	26,089	34,068
Asset impairments	—	—	345,010
Goodwill impairment	—	—	16,399
Non-cash losses on equity investments	—	—	122,765
EBITDA	3,258	51,364	39,079
Adjustments:
Gain on disposition of assets, net	—	—	(92)
Realized losses from cash settlements of ineffective foreign currency exchange contracts	(2,236)	—	(4,801)
Adjusted EBITDA	$1,022	$51,364	$34,186

We define EBITDA as earnings before income taxes, net interest expense, net other income or expense, and depreciation and amortization expense. We separately disclose our non-cash asset impairment charges, which, if not material, would be reflected as a component of our depreciation and amortization expense. Because these impairment charges are material to our 2015 results of operations, we have reported them as a separate line item. Non-cash goodwill impairment and non-cash losses on equity investments are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude the gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency exchange contracts, which are excluded from EBITDA as a component of net other income or expense. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company's operating performance without regard to items that can vary substantially from company to company, and help investors meaningfully compare our results from period to period. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

Reconciliation of Significant Charges

Earnings Release:

Reconciliation of Significant Charges:

Three Months Ended
12/31/2015
(in thousands, except per share data)
Impairments and other non-cash charges:
Production Facilities asset impairments	$256,198
Helix 534 impairment	205,238
Other Well Intervention asset impairments	6,339
Goodwill impairment	16,399
Unrealized losses associated with ineffectiveness of our foreign currency derivative contracts	18,957
Tax benefit associated with the above	(104,624)
Impairments and other charges, net	$398,507

Diluted shares	105,574
Net after income tax effect per share	$3.77